                                                                 EXHIBIT 10.48

     Immunogen, Inc. has omitted from this Exhibit 10.48 portions of the Agreement for which Immunogen, Inc. has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment has been requested are marked with X's in brackets and such confidential portions have been filed separately with the Securities and Exchange Commission.

                                                              [Execution Copy]

                                LICENSE AGREEMENT

     This License Agreement ("Agreement") is made effective as of June 1, 1998 ("Effective Date") by and between PHARMACIA & UPJOHN AB, a company organized and existing under the laws of Sweden, having an address of Lindhagensgatan 133, SE-11287 Stockholm, Sweden ("P&U"), and IMMUNOGEN, INC., a corporation organized and existing under the laws of the Commonwealth of Massachusetts, having an address of 333 Providence Highway, Norwood, MA 02062, USA ("IMMUNOGEN"). IMMUNOGEN and P&U are each hereafter referred to individually as a "Party" and together as the "Parties".

     WHEREAS, the Parties have previously entered into two research agreements dated as of December 8, 1992 and December 10, 1993 and an Ancillary Supply Agreement dated as of May 24, 1994;

     WHEREAS, P&U is the owner of proprietary rights in technical information, trade secrets and know-how relating to the monoclonal antibody designated as C242 ("C242"), including U.S. Patent No. 5,552,293 and the other patents and patent applications listed on SCHEDULE A attached hereto (the "P&U Patents");

     WHEREAS, P&U, jointly with Zeneca Limited, is the owner of proprietary rights in certain patents and patent applications relating to conjugates between any monoclonal antibody binding to the same epitope as C242 and any toxin, which patents and patent applications are listed on SCHEDULE B attached hereto (the "P&U/ZENECA Patents");

     WHEREAS, IMMUNOGEN has rights in proprietary technology relating to products involving maytansinoid drug ("May") linked to monoclonal antibodies, and technical information, trade secrets and know-how relating to the foregoing;

     WHEREAS, IMMUNOGEN wishes to obtain, and P&U wishes to grant, a license to such proprietary rights and patents or patent applications owned by P&U or owned jointly by


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P&U and Zeneca Limited as set forth in Schedules A and B hereto in order to develop and market a conjugate between C242 and May ("C242-May"); and

     WHEREAS, the Parties have executed a Letter Agreement dated March 5, 1998 setting forth the terms of such license, which the Parties have incorporated into the definitive agreement set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

                                 1. DEFINITIONS

     Whenever used in the Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

     1.1 "AFFILIATE" shall mean any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. "Control" means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

     1.2 "FIELD" shall mean the treatment of human disease.

     1.3 "LICENSED PATENT RIGHTS" means the rights and interests in and to those issued patents and pending patent applications listed on SCHEDULES A AND B hereto, and shall include, without limitation, all continuations, continuations-in-part (but only to the extent claims are directed to subject matter specifically described in the patents and patent applications listed on SCHEDULES A AND B), divisions and renewals thereof, all letters patent granted thereon, and all


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reissues, reexaminations, foreign counterparts and extensions thereof, whether owned solely by P&U or jointly by P&U and Zeneca Limited, now or in the future.

     1.4 "LICENSED PRODUCT" shall mean C242-May.

     1.5 "NET SALES" shall mean the gross invoiced sales price charged by IMMUNOGEN or its Affiliates for the sale of Licensed Product in arm's length sales to unrelated third parties, less the following amounts incurred by IMMUNOGEN or its Affiliates with respect to such sale of Licensed Product:

          (a) trade, cash and quantity discounts or rebates actually allowed or taken;

          (b) credits or allowances given or made for rejection of or return of, and for uncollectible amounts on, previously sold Licensed Products or for retroactive price reductions;

          (c) charges for insurance, freight, and other transportation costs directly related to the delivery of Licensed Product;

          (d) sales, transfer and other excise taxes and customs duties levied on the sale or delivery of Licensed Product (including any tax such as a value added or similar tax or government charge), other than franchise or income tax of any kind whatsoever.

Net Sales of Licensed Products shall not include sales or transfers between IMMUNOGEN and its Affiliates, unless the Licensed Product is consumed by the Affiliate.

     1.6 "SUBLICENSEE" shall mean any non-Affiliate third party sublicensed by IMMUNOGEN under the license granted to IMMUNOGEN hereunder, to develop, make, have made, use, have used, offer to sell, sell, have sold, lease, import or have imported any Licensed Product.

     1.7 "TERM" shall have the meaning set forth in Section 6.1.


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     1.8 "TERRITORY" shall mean the world.

                                2. LICENSE GRANT

     2.1. LICENSE GRANT.

     (a) P&U hereby grants to IMMUNOGEN (i) an exclusive license in the Territory, under the Licensed Patent Rights which are P&U Patents, as listed on SCHEDULE A hereto, and (ii) a non-exclusive license in the Territory under the Licensed Patent Rights which are P&U/ZENECA Patents, as listed on SCHEDULE B hereto, in each case to develop, have developed, make, have made, use, have used, sell, have sold, offer for sale, lease, import and have imported Licensed Products useful in the Field. The license granted pursuant to Section 2.1(a)(ii) above, with respect to any rights of Zeneca Limited in the P&U/ZENECA Patents, shall be subject to the written approval of Zeneca Limited as indicated below, and if such approval is not obtained, shall apply only to the rights in the United States of P&U in and to such P&U/ZENECA Patents.

     (b) No rights are granted hereunder to develop or commercialize any products or processes or to utilize any intellectual property rights of P&U or Zeneca Limited other than as expressly provided above.

     2.2 PROGRESS REPORTS. On or before February 15 of each year, IMMUNOGEN shall provide a written summary to P&U of progress made in the development and commercialization of Licensed Product in the previous calendar year.

     2.3 EXCHANGE OF SAFETY INFORMATION. Each Party shall promptly advise the other Party if it becomes aware of any concerns regarding the safety of C242 when administered to humans.

     2.4 SUBLICENSES. IMMUNOGEN shall have the right to grant sublicenses to all or any portion of its rights under any license granted herein to any Affiliate or Sublicensee, subject to the prior written approval of P&U, in the case of a sublicense under the P&U Patents, and the prior written approval of P&U and Zeneca Limited, in the case of a sublicense under the P&U/ZENECA Patents, such approval to not be unreasonably withheld and to be given within


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


thirty (30) days of any request therefor; provided, however, that in any event IMMUNOGEN shall remain obligated to ensure compliance with the terms of this Agreement and payment of royalty and milestone obligations as set forth in
Article 3. Any such sublicense will impose obligations, responsibilities and standards upon the Sublicensee not less than those imposed on IMMUNOGEN by this Agreement. A copy of this Agreement shall be attached to any such sublicense agreement.

                                3. CONSIDERATION

     3.1 LICENSE FEES.

     IMMUNOGEN shall pay to P&U a license fee of [XXXXXX]. Such amount shall be due within ninety (90) days of the date of execution of this Agreement.

     3.2 MILESTONE PAYMENTS. IMMUNOGEN shall make the following milestone payments to P&U upon the first achievement of each indicated event:

          (a) [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX] within ten (10) days following the date IMMUNOGEN or an Affiliate or Sublicensee [XXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXX] and

          (b) [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX] within ten (10) days following the date IMMUNOGEN or an Affiliate or Sublicensee [XXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].

     3.3 ROYALTIES. IMMUNOGEN shall pay to P&U a royalty of [XXXXXXXXXXXXXXX] of Net Sales of Licensed Products sold by IMMUNOGEN or its Affiliates.

     3.4 SUBLICENSES. In the event that IMMUNOGEN grants a sublicense to a Sublicensee under Licensed Patent Rights to commercialize any Licensed Product, IMMUNOGEN shall pay to P&U [XXXXXXXXXXXXXXX] of any earned royalties received by


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IMMUNOGEN or its Affiliates from such Sublicensee with respect to the sale by such Sublicensee of Licensed Products.

     3.5 COMPETING PRODUCTS. Notwithstanding the foregoing Sections 3.3 and 3.4, in the event that, in any country where IMMUNOGEN has the right hereunder to use or sell Licensed Product, a third party commences the sale of a conjugate drug binding to the same epitope with the same CDR as C242 (a "Competitive Conjugate Drug"), and (i) P&U does not own or control any patent rights which could be enforced to prevent such sale; or (ii) if P&U does own or control patent rights which could be enforced to prevent such sale and P&U has been unsuccessful for a period of twelve months from the date of notice of any such event from IMMUNOGEN in preventing any such sale or entering into a license agreement with such third party, IMMUNOGEN shall thereafter not be obligated to pay further royalties pursuant to Sections 3.3 or 3.4 hereof on sales of Licensed Product in such country for so long as any such sales of a Competitive Conjugate Drug in such country continue.

     3.6 PAYMENT TERMS.

     (a) Royalty payments shall be made to P&U in United States Dollars on a quarterly basis within sixty (60) days following the end of each calendar quarter for which royalties are due. Each royalty payment shall be accompanied by a report summarizing the total Net Sales and receipt of royalties from Sublicensees during the relevant three-month period and the calculation of royalties, if any, due thereon pursuant to this Article 3. Such reports shall include at least the following information:

          (i) total billings for Licensed Products sold by IMMUNOGEN and its Affiliates;

          (ii) allowable deductions hereunder;

          (iii) royalties due pursuant to Section 3.4; and

          (iv) total royalties due.


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     (b) All royalties shall be payable in full in United States Dollars by wire transfer to a bank designated in writing by P&U, regardless of the countries in which sales are made. For the purpose of computing Net Sales for which a currency other than United States Dollars is received, such currency shall be converted into United States dollars at the exchange rate for buying United States Dollars set forth in THE WALL STREET JOURNAL for the last business day of the calendar quarter.

     3.7 ROYALTY TERM. IMMUNOGEN shall pay royalties with respect to each Licensed Product on a country-by-country basis until (i) the expiration of the last to expire or to be revoked of any Licensed Patent Right covering such Licensed Product in such country, or (ii) eight (8) years from the first commercial sale of such Licensed Product in such country, whichever is later. Following such period, IMMUNOGEN shall have a fully paid-up, irrevocable license in such country to make, have made, use, have used, sell, have sold, offer for sale, lease, import and have imported such Licensed Product in such country.

     3.8 RECORDS RETENTION. AUDITS. IMMUNOGEN and its Affiliates shall keep for three (3) years from the date of each payment of royalties complete and accurate records of sales by IMMUNOGEN and its Affiliates of each Licensed Product and receipts by IMMUNOGEN or its Affiliates of royalties from Sublicensees in sufficient detail to allow the accruing royalties hereunder to be determined accurately. P&U shall have the right for a period of three (3) years after receiving any report or statement with respect to royalties due and payable to appoint an independent certified public accountant reasonably acceptable to IMMUNOGEN, at P&U's expense, to inspect the relevant records of IMMUNOGEN and its Affiliates to verify such report or statement. IMMUNOGEN and its Affiliates shall each make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from P&U, solely to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales of any Licensed Product in any given payment period. P&U agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for P&U to reveal such information in


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


order to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order. The results of each inspection, if any, shall be binding on both Parties.

                           4. CONFIDENTIAL INFORMATION

     4.1 CONFIDENTIAL INFORMATION. During the term of this Agreement, each Party may disclose to the other proprietary technical and business information (collectively, "Confidential Information"). Confidential Information of a Party shall be deemed to include information of any third party confidentially obtained by such Party from such third party and permitted to be disclosed to the other Party hereunder. For a period of ten (10) years after the receipt of any such Confidential Information, the receiving Party shall keep confidential all such Confidential Information of the other Party and will not disclose such Confidential Information of the other Party to third parties by publication or otherwise, except that confidential disclosures made in connection with the exercise of rights granted hereunder shall be permitted. Each Party further agrees not to use Confidential Information of the other Party for any purpose other than exercising any rights granted to it or reserved by it hereunder. Each Party shall limit the access to the Confidential Information to its employees who have a need to know such Confidential Information. Each Party will ensure that employees to whom Confidential Information is disclosed have agreed in writing to protect the confidential nature of such Confidential Information and that such agreements are strictly observed.

     Notwithstanding the foregoing, it is understood and agreed that the receiving Party's obligations of confidentiality and non-use herein shall not apply to any information which:

          (a) is, at the time of disclosure by the disclosing Party hereunder, or thereafter becomes, a part of the public domain, or publicly known or available, through no fault, act, omission, or negligence of the receiving Party or any of its Affiliates, provided that Confidential Information shall not be deemed to have entered the public domain by reason of its having been filed with any regulatory authority;

          (b) was otherwise in the receiving Party's lawful possession prior to its receipt from the disclosing Party;


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          (c) is lawfully disclosed to the receiving Party or any of its
          Affiliates on a non-confidential basis by a third party who is not in violation of an obligation of confidentiality to the disclosing Party relative to such information; or

          (d) is required to be disclosed pursuant to law, provided, however, that the receiving Party shall give reasonable notice to the disclosing Party of any such requirement.

     Information disclosed other than in written or electronic form shall be subject to the terms of this Section 4.1 only if confirmed in writing to other Party within thirty (30) days of initial disclosure and specifying with particularity that Confidential Information disclosed other than in written form which is subject to the provisions of this Section 4.1.

                  5. PROVISIONS CONCERNING THE PROSECUTION AND
                          MAINTENANCE OF PATENT RIGHTS

     5.1 PATENT PROSECUTION AND MAINTENANCE.

     (a) During the Term of this Agreement, P&U shall prosecute, obtain and maintain the Licensed Patent Rights listed on SCHEDULE A hereto at its sole expense. P&U agrees that any such prosecution and maintenance shall be conducted with reasonable diligence.

     (b) In the event that P&U desires to discontinue the prosecution or maintenance of any Licensed Patent Right(s), P&U shall be permitted to elect to do so provided that it gives at least sixty (60) days prior notice of any such intention to IMMUNOGEN. Such notice shall specifically identify the patent application(s) and/or patent(s) for which P&U wishes to make such election. Following the receipt of such notice, IMMUNOGEN shall have the right to prosecute, obtain and maintain the patent application(s) and patent(s) identified in the notice, at its sole expense and for its sole benefit, and upon any such assumption of responsibility by IMMUNOGEN, such Licensed Patent Right(s) shall be removed from operation of this Agreement.


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     (c) The Parties shall mutually agree before permitting any patent application or patent within Licensed Patent Rights licensed hereunder to lapse as well as before authorizing any amendment to any patent application or patent within such Licensed Patent Rights that would irrevocably limit the lawful scope of the Licensed Patent Rights as they pertain to the subject matter of this Agreement.

     5.2 NOTICE OF INFRINGEMENT. If, during the Term of this Agreement, either Party learns of any infringement or threatened infringement by a third party of the patents within Licensed Patent Rights in the Field, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement. The Parties shall consult to determine the course of action, if any, to be taken in such circumstances.

     5.3 INFRINGEMENT. P&U shall have the right (but not the obligation), at its own expense, to bring suit against any actual or suspected infringement of the Licensed Patent Rights and to retain any recovery therefrom. If P&U declines to take action against any such actual or suspected infringement, then P&U may authorize IMMUNOGEN to take such action at its own expense and to keep any damages which might be awarded, such authorization to not be unreasonably withheld.

     5.4 COOPERATION. Each Party shall execute all papers and perform such other acts as may be reasonably required to maintain any infringement suit brought in accordance with Section 5.3 above (including giving legal consent for bringing such suit, and agreeing to be named as a plaintiff or otherwise joined in such suit) at the expense of the Party bringing suit, and at its option and expense, may be represented in such suit by counsel of its choice.

                             6. TERM AND TERMINATION

     6.1. TERMINATION PROVISIONS.

     (a) This Agreement and the licenses granted herein may be terminated by P&U upon any breach by IMMUNOGEN of any material obligation or condition, effective fifteen (15) days after giving written notice to IMMUNOGEN of such termination in the case of a payment breach and sixty (60) days after giving written notice to IMMUNOGEN of such termination in the case


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of any other breach, which notice shall describe such breach in reasonable detail. The foregoing notwithstanding, if the default or breach is cured or shown to be non-existent within the aforesaid fifteen (15) or sixty (60) day period, the notice shall be deemed automatically withdrawn and of no effect.

     (b) If either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other party may terminate this Agreement by notice to such Party.

     6.2 EFFECT OF TERMINATION.

     (a) Upon termination of this Agreement under Section 6.1, IMMUNOGEN shall cease sales of Licensed Products and all rights included in the relevant licenses granted by P&U to IMMUNOGEN hereunder shall immediately and automatically revert to P&U; provided, however, that IMMUNOGEN, with the consent of P&U, shall be entitled to complete the manufacture of any Licensed Product then in progress and to sell any such completed Licensed Product, along with any Licensed Product then in inventory, subject to payment of royalties pursuant to
Article 3. Without limiting the generality of the foregoing, all relevant licenses and sublicenses granted by P&U to IMMUNOGEN hereunder shall terminate automatically and IMMUNOGEN shall promptly transfer to P&U all related documents, materials and records in its possession without retaining any copies thereof.

     (b) IMMUNOGEN shall have no obligation to make any milestone or royalty payment to P&U that has not accrued prior to the effective date of such termination, but shall remain liable for all obligations accruing prior to termination, and all obligations relating to sales of inventory as provided in
Section 6.2(a) above.

     6.3 TERMINATION BY IMMUNOGEN. IMMUNOGEN may terminate this Agreement, and the rights and obligations hereunder in its sole discretion at any time by giving written notice thereof to P&U. Such termination shall be effective ninety
(90) days following the


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date such notice is received by P&U and shall have all consequences as set forth in Section 6.2 above as if this Agreement had been terminated pursuant to
Section 6.1(a).

     6.4 TERMINATION BY P&U. In the event that any third party entity which is reasonably and in good faith considered by P&U as a major competitor to P&U in the oncology field becomes the record and beneficial owner of more than fifty
(50) percent of the voting stock of IMMUNOGEN (a "Change of Control"), P&U may, by written notice to IMMUNOGEN, terminate any license and rights granted under this Agreement but only to the extent that such rights and licenses have not been further sublicensed by IMMUNOGEN to an approved Sublicensee in accordance with the provisions of Section 2.4. Any such termination shall be effective thirty (30) days after receipt of any such notice. In the event of any such Change of Control, each approved Sublicensee shall, as a condition of the survival of its sublicense rights, be required to enter into a written agreement with P&U pursuant to which it agrees to perform directly any obligation that IMMUNOGEN is obligated to perform hereunder with respect to its sublicense, including without limitation, (i) the making of any milestone payment due under
Section 3.2 as a result of such Sublicensee's activities, (ii) the payment to P&U of 10% of any earned royalties due to IMMUNOGEN or its affiliate from such Sublicensee, which sum shall in no event be less than 1% of such Sublicensee's Net Sales of Licensed Product, and (iii) the indemnification of P&U with respect to the actions of such Sublicensee in accordance with Section 7.5. Notwithstanding the foregoing, in no event shall P&U be required to assume any additional obligations to those set forth herein pursuant to any such written agreement with a Sublicensee.

     6.5 REMEDIES. If either Party shall fail to perform or observe or otherwise breaches any of its material obligations under this Agreement, in addition to any right to terminate this Agreement, the non-defaulting Party may elect to obtain other relief and remedies available under law.

     6.6 SURVIVING PROVISIONS. Notwithstanding any provision herein to the contrary, the rights and obligations set forth in Articles 3 and 4, and Sections 5.4, 6.2, 6.5, 6.6, 7.3, 7.4, 7.5, 7.6 and 7.18 hereof shall survive the expiration or termination of the Term of this Agreement.


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                                7. MISCELLANEOUS

     7.1 P&U REPRESENTATIONS. P&U represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by the appropriate P&U management;
(b) P&U is under no obligation which is inconsistent with this Agreement; and
(c) P&U has the full right and legal capacity to grant the rights to IMMUNOGEN pursuant to Article 2 above, subject to the consent referenced therein, without violating the rights of any third party.

     7.2 IMMUNOGEN REPRESENTATIONS. IMMUNOGEN represents and warrants that: (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate IMMUNOGEN corporate action; and (b) IMMUNOGEN is under no obligation which is inconsistent with this Agreement.

     7.3 NO WARRANTIES. Nothing in this Agreement is or shall be construed as:

                    (i) a warranty or representation by P&U as to the validity or scope of any application or patent within the Licensed Patent Rights;

                    (ii) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties.

     7.4 LIABILITY. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.


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     7.5 INDEMNIFICATION.

     (a) IMMUNOGEN shall indemnify, defend and hold harmless P&U, Zeneca Limited, their Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the "Licensor Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Licensor Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties, including without limitation personal injury and product liability matters (except in cases where such claims, suits, actions, demands or judgments result from a willful material breach of this Agreement, gross negligence or willful misconduct on the part of P&U or Zeneca Limited) arising out of or relating to any actions of IMMUNOGEN or any Affiliate, sublicensee, distributor or agent of IMMUNOGEN under this Agreement.

     (b) The Licensor Indemnitees shall promptly notify IMMUNOGEN of any action or claim for which they are to be indemnified hereunder and IMMUNOGEN shall have the sole right to defend, settle or compromise any such action or claim at IMMUNOGEN's sole cost and expense.

     7.6 NOTICES. Any notices, requests, deliveries, approvals or consents required or permitted to be given under this Agreement to IMMUNOGEN or P&U shall be in writing and shall be personally delivered or sent by telecopy (with written confirmation to follow via first class mail), overnight courier providing evidence of receipt or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such address as may be specified in writing to the other Party hereto):

                     P&U:               Pharmacia & Upjohn AB
                                        Lindhagensgatan 133
                                        SE - 11287 Stockholm
                                        SWEDEN
                                        Attn:  Head of the Legal Department
                                        Telecopy: _______________


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                     with a copy to:    Pharmacia & Upjohn S.p.A.
                                        Via Robert Koch, 1.2
                                        20152 Milano
                                        ITALY
                                        Attn:  Head of the Legal Department
                                        Telecopy:  39-2-4838-2225

                     IMMUNOGEN:         ImmunoGen, Inc.
                                        333 Providence Highway
                                        Norwood, MA 02062
                                        USA
                                        Attn: Chief Executive Officer
                                        Telecopy: (781) 255-9679

                     with a copy to:    Mintz, Levin, Cohn, Ferris,
                                        Glovsky and Popeo, P.C.
                                        One Financial Center
                                        Boston, MA 02111
                                        USA
                                        Attn: Jeffrey M. Wiesen, Esq.
                                        Telecopy: (617) 542-2241

     Such notices shall be deemed to have been sufficiently given on: (a) the date sent if delivered in person or transmitted by telecopy, (b) the next business day after dispatch in the case of overnight courier or (c) five (5) business days after deposit in the U.S. mail in the case of certified mail.

     7.7 GOVERNING LAW. This Agreement will be construed, interpreted and applied in accordance with the substantive laws of Sweden.

     7.8 LIMITATIONS. Except as set forth elsewhere in this Agreement, neither Party grants to the other Party any right or license to any of its intellectual property.

     7.9 ENTIRE AGREEMENT. This is the entire Agreement between the Parties with respect to the subject matter herein. No modification shall be effective unless in writing and signed by the Parties.

     7.10 WAIVER. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any


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time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

     7.11 HEADINGS. Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

     7.12 ASSIGNMENT. This Agreement may not be assigned by either Party without the consent of the other, which consent shall not be unreasonably withheld, except that P&U may, without such consent, assign or transfer this Agreement and the rights, obligations and interests of P&U hereunder, in whole or in part, to any successor or affiliated organization or company.

     7.13 FURTHER ASSURANCES. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry our the purposes and intent of this Agreement.

     7.14 FORCE MAJEURE. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

     7.15 CONSTRUCTION. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

     7.16 SEVERABILITY. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the Term hereof, it is the intention of


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


the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party's rights under this Agreement are not materially affected. The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

     7.17 STATUS. Nothing in this Agreement is intended or shall be deemed to constitute a partner, agency, employer-employee, or joint venture relationship between the Parties.

     7.18 ARBITRATION. In the event of any dispute, difference or question arising between the parties in connection with this Agreement, the construction hereof, or the rights, duties or liabilities of either party hereunder, then such dispute shall be resolved by binding arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration panel shall be composed of three arbitrators, appointed in accordance with such Rules. The decision of the arbitrators shall be by majority vote and, at the request of either party, the arbitrators shall issue a written opinion of findings of fact and conclusions of law. Costs shall be borne as determined by the arbitrators. Unless the parties to the arbitration shall otherwise agree to a place of arbitration, the place of arbitration shall be at Stockholm, Sweden. The arbitration award shall be final and binding upon the parties to such arbitration and may be entered in any court having jurisdiction.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative in two (2) originals.


IMMUNOGEN, INC.                              PHARMACIA & UPJOHN AB




By:  /s/ Mitchel Sayare                By:  /s/ Fredrik Berg/H. Sievertsson
    -------------------------------        ------------------------------------


Title:   CEO                           Title:  /s/ VP, Legal Affairs VP, GLOBAL
       ----------------------------            BUSINESS DEV.
                                              ---------------------------------


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


                            JOINDER OF ZENECA LIMITED

     Zeneca Limited hereby consents to the grant of the license under the P&U/ZENECA Patents to IMMUNOGEN as set forth in Section 2.1(a) hereof and joins in such grant. Except as set forth in the previous sentence and in Sections 2.1(b), 2.4, and 7.5 hereof, Zeneca Limited has no rights or obligations under this Agreement.

ZENECA LIMITED

By:  _________________________________

Title:  ______________________________


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                                   SCHEDULE A

                             LICENSED PATENT RIGHTS

                                   P&U PATENTS
                                   -----------

--------------------------------------------------------------------------------
COUNTRY  APPLICATION NO.  APPLICATION  PUBLICATION  PATENT     EXPIRY   STATUS
         NO.              DATE         NO.          NO.        DATE
--------------------------------------------------------------------------------
AU       19425/92         1992-07-03                658198     2012     A
--------------------------------------------------------------------------------
BY       964              1992-07-03                                    I
--------------------------------------------------------------------------------
CA       2073124-9        1992-07-03                                    A
--------------------------------------------------------------------------------
EE       P9400328         1994-11-16                03031      2014     A
--------------------------------------------------------------------------------
EP       92850166.7       1992-07-03   0521842                          A
--------------------------------------------------------------------------------
FI       935970           1993-12-31                                    A
--------------------------------------------------------------------------------
HU       P9400011         1994-01-03                                    A
--------------------------------------------------------------------------------
HU       P/P00289         1995-06-20                211512     2012     A
--------------------------------------------------------------------------------
IE       922188           1992-07-03                                    A
--------------------------------------------------------------------------------
IL       102390           1992-07-02                P/102390   2012     A
--------------------------------------------------------------------------------
JP       175848/92        1992-07-03   276987/1993                      A
--------------------------------------------------------------------------------
KR       93-704117        1992-07-02                                    A
--------------------------------------------------------------------------------
KZ       933270.1         1992-07-03   WO93/01303                       I
--------------------------------------------------------------------------------
NO       P934777          1993-12-22                                    A
--------------------------------------------------------------------------------
NZ       243435           1992-07-03                243435     2012     A
--------------------------------------------------------------------------------
RU       93058456         1992-07-03                                    I
--------------------------------------------------------------------------------
UA       93004422         1992-07-03                                    I
--------------------------------------------------------------------------------
US       906350           1992-07-02                                    I
--------------------------------------------------------------------------------
US       438123           1995-05-08                5552293    2013     A
--------------------------------------------------------------------------------
A = active
I = inactive




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                                   SCHEDULE B

                             LICENSED PATENT RIGHTS

                               P&U /ZENECA PATENTS
                               -------------------

--------------------------------------------------------------------------------
COUNTRY           APPLICATION     APPLICATION   PUBLICATION   STATUS
                  NUMBER          DATE          NUMBER
--------------------------------------------------------------------------------
Australia         19430/92        1992-07-03                  Active - Granted
--------------------------------------------------------------------------------
Canada            2073113-3       1992-07-03                  Active
--------------------------------------------------------------------------------
Europe            92306149.3      1992-07-03    0528527       Active
--------------------------------------------------------------------------------
Finland           923085          1992-07-03                  Active
--------------------------------------------------------------------------------
Ireland           922190          1992-07-03                  Active
--------------------------------------------------------------------------------
Israel            102399          1992-07-03                  Active
--------------------------------------------------------------------------------
Japan             177212/92       1992-07-03                  Active
--------------------------------------------------------------------------------
South Korea       11913/92        1992-07-03                  Active
--------------------------------------------------------------------------------
Mexico            923891          1992-07-03                  Active
--------------------------------------------------------------------------------
Norway            922383          1992-06-17                  Active
--------------------------------------------------------------------------------
New Zealand       243437          1992-07-03                  Active - Granted
--------------------------------------------------------------------------------
Taiwan            81107395        1992-07-02                  Active
--------------------------------------------------------------------------------
U.S.A.            908269          1992-07-02                  Active
--------------------------------------------------------------------------------
U.S.A             406801          1995-03-20                  Active
--------------------------------------------------------------------------------
Hungary           P9202219        1992-07-03                  Active
--------------------------------------------------------------------------------
Malaysia          P19201220       1992-07-01                  Active
--------------------------------------------------------------------------------
Portugal          100660          1992-07-03                  Active
--------------------------------------------------------------------------------
Zimbabwe          101/92          1992-07-03                  Active - Granted
--------------------------------------------------------------------------------
South Africa      92/4973         1992-07-03                  Active - Granted
--------------------------------------------------------------------------------


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